UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date  of  Report  (Date  of  earliest  event  reported)  February  11,  2005

                     BATTLE MOUNTAIN GOLD EXPLORATION CORP.
                   ------------------------------------------
             (Exact name of registrant as specified in its charter)

            Nevada                    000-50399                86-1066675
----------------------------        -------------         --------------------
(State or other jurisdiction         (Commission             (IRS Employer
   of incorporation)                 File Number)          Identification No.)

        ONE EAST LIBERTY STREET, SIXTH FLOOR, SUITE 9, RENO, NEVADA 89504
        -----------------------------------------------------------------
            (Address of principal executive offices)      (Zip Code)

Registrant's  telephone  number,  including  area  code  (775)  686-6081

                                      N/A
                                      ---
                        (Former name or former address,
                          if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM  8.01  OTHER  EVENTS.

     On February 11, 2005, the Registrant received a Notice of Default under an Operating Agreement between Battle Mountain Gold Exploration, Inc., the Registrant's wholly-owned subsidiary ("Battle Mountain"), and Nevada Gold Exploration Solutions, LLC ("NGXS") regarding Pediment Gold LLC, a joint venture between Battle Mountain and NGXS to explore the Nevada great basin physiographic area using a proprietary water chemistry database developed by NGXS. The Operating Agreement provides that if a default is not cured within twenty (20) days after notice by NGXS of such default, it will be deemed to be a resignation of Battle Mountain from Pediment, the termination of Battle Mountain's membership in Pediment and a transfer of Battle Mountain's ownership interest and capital account, if any, to NGXS. The Operating Agreement further provides that upon resignation due to a failure to cure a default, Battle Mountain would have no further right, title or interest in Pediment or Pediment's assets.

     The Notice of Default is a result of a proposal by Battle Mountain in January 2005 (the "Proposal") following the issuance by Pediment of a Field Examination Stage Summary Report (the "Report") which identified eleven (11) areas for land acquisition and two (2) additional areas as alternates. The Report also recommended that Battle Mountain consider additional funding for field examination of additional areas. The Proposal was for Pediment to acquire two (2), rather than all eleven (11) of the identified areas and to begin an initial drilling program on such acquired areas. The acquisition of two (2) areas would require less than the full $840,000 set forth in the Operating Agreement to be spent during the land acquisition stage. Under the Operating
Agreement as currently in effect, however, Battle Mountain will not earn an interest in Pediment until the full $840,000 is spent during the land acquisition stage. Battle Mountain has sent a revised proposal to NGXS. Battle Mountain may dispute the Notice of Default through arbitration. If Battle Mountain and NGXS cannot come to an agreement, Battle Mountain may seek to have the dispute resolved in accordance with Nevada law.

     Battle Mountain paid an aggregate of $1,165,000, consisting of a $325,000 non-refundable first installment in October 2004 (the "Deposit") and an aggregate of $840,000 in payments through January 2005, toward a commitment to contribute $3,250,000 to Pediment (the "Initial Contribution"). Battle Mountain has withdrawn approximately $740,000 of the $1,165,000 that it paid toward the Initial Contribution in Pediment. On February 17, 2005, Battle Mountain received a letter from NGXS stating that NGXS was of the opinion that withdrawal of the money was a breach of the Operating Agreement or a resignation by Battle Mountain and requesting the immediate return of the withdrawn money. As a result of such withdrawal, the Notice of Default, and the potential inability of Battle Mountain and NGXS to resolve their differences under the terms of the Operating Agreement, there can be no assurance that Battle Mountain will earn a 50% interest in Pediment or any other joint venture owning mining claims in the State of Nevada or elsewhere. If Battle Mountain does not acquire an interest in Pediment, it will not get back the Deposit and may not have any rights to the portion of the $840,000 of payments that was not withdrawn.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATTLE  MOUNTAIN  GOLD  EXPLORATION  CORP.

By:  /s/James  E.  McKay
     -------------------
     James  E.  McKay
     Chief  Executive  Officer

Dated:  February 18, 2005

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